Jaguar Health Reports Approval of All Proposals at March 2025 Special Meeting of Stockholders

Jaguar expects first results in Q2 2025 of proof-of-concept investigator-initiated trials of crofelemer for the rare diseases short bowel syndrome with intestinal failure and microvillus inclusion disease

FDA meeting expected in Q2 2025 on the statistically significant results of the Phase 3 OnTarget trial of crofelemer in the prespecified subgroup of patients with breast cancer

San Francisco, CA (March 13, 2025): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced the voting results of the Company’s Special Meeting of Stockholders held on March 13, 2025 (the “Special Meeting”).

Two proposals were submitted to and approved by the stockholders of the Company at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting and supplemental information filed with the Securities and Exchange Commission on February 24, 2025. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

“Jaguar has multiple expected near-term catalysts. The Company is supporting three proof-of-concept (POC) investigator-initiated trials (IIT), and conducting two Phase 2 studies, of crofelemer, our novel plant-based anti-secretory prescription drug, for the rare diseases short bowel syndrome with intestinal failure (SBS-IF) and/or microvillus inclusion disease (MVID) in the US, European Union, and/or Middle East/North Africa regions. The first POC IIT results are expected to be available in the second quarter of 2025, with additional POC IIT results expected throughout 2025. In accordance with the guidelines of specific EU countries, published data from clinical investigations in MVID and SBS-IF could support reimbursed early patient access to crofelemer for these debilitating conditions,” Lisa Conte, Jaguar's president and CEO, said. “Additionally, the Company expects that if even just a very small number of MVID patients show benefit with crofelemer, this may potentially allow pathways for regulatory approval in the US and other regions and qualify crofelemer for participation in PRIME, a European Medicines Agency (EMA) program providing enhanced interaction and early dialogue with drug developers of novel medicines targeting unmet medical needs, and in the U.S. Food and Drug Administration’s (FDA) Breakthrough Therapies program. If a drug is designated as breakthrough therapy, the FDA will expedite the development and review of the drug.”

Jaguar also remains focused on development of crofelemer for cancer therapy-related diarrhea (CTD). As announced, the analysis of the prespecified subgroup of adult patients with breast cancer from the Company’s recently conducted Phase 3 prophylactic OnTarget clinical trial for diarrhea in adult patients with solid tumors receiving targeted therapy with or without standard chemotherapy indicate that crofelemer achieved statistically significant results in this subgroup. These results were the subject of a December 11, 2024 poster presentation at the San Antonio Breast Cancer Symposium. The Company has requested a meeting with the FDA to discuss the results of OnTarget in breast cancer patients and potential pathways to bring crofelemer to this patient population as efficiently as possible, and expects the meeting to take place in the second quarter of 2025.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit the Make Cancer Less Shitty patient advocacy program on Bluesky, X, Facebook & Instagram

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that the first POC IIT results may be available in Q2 2025 for crofelemer for SBS-IF and MVID, Jaguar’s expectation that, in accordance with the guidelines of specific EU countries, published data from clinical investigations in MVID and SBS-IF could support reimbursed early patient access to crofelemer for these debilitating conditions, Jaguar’s expectation that, if even just a very small number of MVID patients show benefit with crofelemer, this may potentially allow approval in the United States for crofelemer for MVID and qualify crofelemer for participation in PRIME for this indication and in the FDA’s Breakthrough Therapies program, and Jaguar’s expectation that a meeting with the FDA will take place in Q2 2025. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

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